EX-99.906CERT

CERTIFICATION

Gregg A. Kidd, Chief Executive Officer, and Daniel F. Raite, Chief Financial Officer of The New York State Opportunity Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2006 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

The New York State Opportunity Funds

The New York State Opportunity Funds

/s/Gregg A. Kidd

/s/Daniel F. Raite

Gregg A. Kidd

Daniel F. Raite

Date: June 9, 2006

Date: June 9, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The New York State Opportunity Funds and will be retained by The New York State Opportunity Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.